Exhibit 99.1

Olympic Steel Reports Second-Quarter 2023 Results

Company performance continues to reflect the benefits of its diversification strategy and investments in enhanced capabilities

Carbon segment delivers strong profitability, while Tubular and Pipe Products segment further capitalizes on growing demand for value-added offerings

CLEVELAND--(BUSINESS WIRE)--August 3, 2023--Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three months ended June 30, 2023.

Net income for the second quarter totaled $15.0 million, or $1.30 per diluted share, compared with net income of $37.6 million, or $3.26 per diluted share, in the second quarter of 2022. The results include $1.0 million of LIFO pre-tax income in the second quarter of 2023, compared to no LIFO adjustment in the second quarter of 2022. Adjusted EBITDA for the second quarter of 2023 was $31.2 million, compared with $58.8 million in the second quarter of 2022.

The Company reported sales of $569 million in the second quarter of 2023, compared with $709 million in the second quarter of 2022. Distribution shipping volumes increased 2.4% year-over-year, while average selling prices decreased.

“Olympic Steel continued to deliver strong performance in the second quarter,” said Richard T. Marabito, Chief Executive Officer. “The consistency of our results, despite lower metals prices and challenges in the overall economy, is directly attributable to our efforts to diversify our product offerings and invest capital in higher-return opportunities. Our Carbon and Tubular and Pipe segments led the way, while our Specialty Metals business remained steady in the face of industry-wide white metals headwinds.”

Marabito said, “Our Carbon segment earned $18.4 million of Adjusted EBITDA for the quarter, while our Tubular and Pipe Products segment posted its fourth-strongest quarter of profitability ever with $10.1 million of Adjusted EBITDA by capitalizing on growing demand for our enhanced value-added processing capabilities.”

Marabito continued, “Our second-quarter results include the full earnings effect of Metal-Fab, our second largest acquisition in Company history, which was added to our family of companies in January 2023. Metal-Fab was a strong contributor to our second-quarter earnings and we will further benefit from Olympic Steel’s supply chain synergies during the second half of 2023. Several of our fabrication and automation projects also became operational during the quarter, including our new specialty metals and carbon fabricating facility in the Chicago market, further enhancing our capabilities and production efficiency. With a strong balance sheet and more than $340 million of borrowing availability, we are actively evaluating acquisitions and capital investments to advance our diversification strategy and foster additional profitable growth.”

Marabito concluded, “As we move into the third quarter, we expect overall demand to remain steady while reflecting normal seasonal trends. While the near-term economic outlook is somewhat unsettled, we remain optimistic about the long-term outlook for the steel market and we are confident that the steps we have taken position Olympic Steel to deliver more consistent results in all environments.”

The Board of Directors approved a regular quarterly cash dividend of $0.125 per share, which is payable on September 15, 2023, to shareholders of record on September 1, 2023. The Company has paid a regular quarterly dividend since March 2006.

The table that follows provides a reconciliation of certain non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP. Additional reconciliations can be found in the Segment Financial Information table which also follows.

Olympic Steel, Inc.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income per diluted share	$1.30	$3.26	$2.15	$6.49

Excluding the following items
LIFO income	(0.06)	-	(0.06)	-
Metal-Fab inventory fair market value adjustment	-	-	0.13	-
Acquisition related expenses	-	-	0.16	-
Gain on sale of Milan, IA warehouse	-	-	-	(0.13)

Adjusted net income per diluted share (non-GAAP)	$1.24	$3.26	$2.38	$6.36

Reconciliation of Net Income to Adjusted EBITDA (in thousands) The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:
	Three Months Ended		Six Months Ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022

Net income (GAAP):	$15,019	$37,624	$24,891	$74,926
Excluding the following items:
Foreign exchange loss included in net income	28	15	39	21
Interest and other expense on debt	4,203	2,271	8,426	4,269
Income tax provision	6,522	13,955	10,139	27,771
Depreciation and amortization	6,473	4,946	12,674	9,928

Earnings before interest, taxes, depreciation and
amortization (EBITDA)	32,245	58,811	56,169	116,915

LIFO income	(1,000)	-	(1,000)	-
Metal-Fab inventory fair market value adjustment	-	-	2,079	-
Acquisition related expenses	-	-	2,556	-
Gain on sale of Milan, IA warehouse	-	-	-	(2,083)

Adjusted EBITDA (non-GAAP)	$31,245	$58,811	$59,804	$114,832

Conference Call and Webcast

A simulcast of Olympic Steel’s 2023 second-quarter earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on August 4, 2023, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “should,” “intend,” “expect,” “believe,” “estimate,” “project,” “plan,” “potential,” and “continue,” as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: risks of falling metals prices and inventory devaluation; supply disruptions and inflationary pressures, including the availability and rising costs of transportation, energy, logistical services and labor; risks associated with shortages of skilled labor, increased labor costs and our ability to attract and retain qualified personnel; rising interest rates and their impacts on our variable interest rate debt; risks associated with supply chain disruption resulting from the imbalance of metal supply and end-user demands, including additional shutdowns as a result of infectious disease outbreaks in large markets, such as China, and other factors; risks associated with the invasion of Ukraine, including economic sanctions, or additional war or military conflict, could adversely affect global metals supply and pricing; general and global business, economic, financial and political conditions, including, but not limited to, recessionary conditions and legislation passed under the current administration; supplier consolidation or addition of new capacity; risks associated with infectious disease outbreaks, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, negative impacts on our liquidity position, inability to access our traditional financing sources and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; our ability to successfully integrate recent acquisitions into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; the adequacy of our existing information technology and business system software, including duplication and security processes; the levels of imported steel in the United States and the tariffs initiated by the U.S. government in 2018 under Section 232 of the Trade Expansion Act of 1962 and imposed tariffs and duties on exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory valuation; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; customer, supplier and competitor consolidation, bankruptcy or insolvency; the timing and outcomes of inventory lower of cost or net realizable value adjustments and LIFO income or expense; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or customers’ personnel; cyclicality and volatility within the metals industry; reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; our ability to generate free cash flow through operations and repay debt; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the impacts of union organizing activities and the success of union contract renewals; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to sell shares of our common stock under the at-the-market equity program; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share, adjusted EBITDA and segment adjusted EBITDA, which are non-GAAP financial measures. Management’s view of the Company’s performance includes adjusted earnings per share, adjusted EBITDA and segment adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel, aluminum, tin plate, and metal-intensive branded products. The Company’s CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricator of value-added parts and components. Headquartered in Cleveland, Ohio, Olympic Steel operates from 44 facilities in North America.

For additional information, please visit the Company’s website at www.olysteel.com.

Olympic Steel, Inc.
Consolidated Statements of Net Income (in thousands, except per-share data)

	Three months ended		Six months ended
	June 30		June 30
	2023	2022	2023	2022

Net sales	$569,268	$709,176	$1,142,344	$1,405,509

Costs and expenses
Cost of materials sold (excludes items shown separately below)	441,872	560,546	894,508	1,115,653
Warehouse and processing	31,522	27,624	62,171	51,672
Administrative and general	31,681	31,969	64,866	61,591
Distribution	17,448	16,441	35,189	31,482
Selling	10,389	10,494	20,786	21,316
Occupancy	4,111	3,291	8,655	6,880
Depreciation	5,245	4,354	10,322	8,704
Amortization	1,228	592	2,352	1,224

Total costs and expenses	543,496	655,311	1,098,849	1,298,522

Operating income	25,772	53,865	43,495	106,987

Other loss, net	28	15	39	21

Income before interest and income taxes	25,744	53,850	43,456	106,966

Interest and other expense on debt	4,203	2,271	8,426	4,269

Income before income taxes	21,541	51,579	35,030	102,697

Income tax provision	6,522	13,955	10,139	27,771

Net income	$15,019	$37,624	$24,891	$74,926

Earnings per share:

Net income per share - basic	$1.30	$3.26	$2.15	$6.49

Weighted average shares outstanding - basic	11,569	11,538	11,570	11,536

Net income per share - diluted	$1.30	$3.26	$2.15	$6.49

Weighted average shares outstanding - diluted	11,572	11,545	11,572	11,540

Olympic Steel, Inc.
Balance Sheets (in thousands)

	As of June 30, 2023	As of December 31, 2022
Assets

Cash and cash equivalents	$15,170	$12,189
Accounts receivable, net	227,992	219,789
Inventories, net (includes LIFO reserves of $19,301 and $20,301 as of June 30, 2023 and December 31, 2022, respectively)	405,944	416,931
Prepaid expenses and other	11,510	9,197

Total current assets	660,616	658,106

Property and equipment, at cost	463,291	429,810
Accumulated depreciation	(288,300)	(281,478)

Net property and equipment	174,991	148,332

Goodwill	43,690	10,496
Intangible assets, net	84,944	32,035
Other long-term assets	15,958	14,434
Right of use asset, net	33,783	28,224

Total assets	$1,013,982	$891,627

Liabilities

Accounts payable	$124,087	$101,446
Accrued payroll	25,180	40,334
Other accrued liabilities	22,647	16,824
Current portion of lease liabilities	6,878	6,098

Total current liabilities	178,792	164,702

Credit facility revolver	238,240	165,658
Other long-term liabilities	17,334	12,619
Deferred income taxes	13,611	10,025
Lease liabilities	27,542	22,655

Total liabilities	475,519	375,659

Shareholders' Equity

Preferred stock	-	-
Common stock	135,566	134,724
Accumulated other comprehensive income	856	1,311
Retained earnings	402,041	379,933

Total shareholders' equity	538,463	515,968

Total liabilities and shareholders' equity	$1,013,982	$891,627

Olympic Steel, Inc.
Segment Financial Information (In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three months ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2023	2022	2023	2022	2023	2022

Tons sold [1]	226,275	210,604	28,711	38,386	N/A	N/A

Net sales	$326,629	$370,665	$147,000	$226,964	$95,639	$111,547
Average selling price per ton	1,444	1,760	5,120	5,913	N/A	N/A
Cost of materials sold	253,072	310,633	122,600	164,441	66,200	85,472
Gross profit	73,557	60,032	24,400	62,523	29,439	26,075
Operating expenses	58,862	44,414	17,721	26,050	20,068	18,775
Operating income	14,695	15,618	6,679	36,473	9,371	7,300

Depreciation and amortization	3,716	2,698	1,023	1,008	1,716	1,222
LIFO income	-	-	-	-	(1,000)	-
Adjusted EBITDA	18,411	18,316	7,702	37,481	10,087	8,522

	Six months ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2023	2022	2023	2022	2023	2022

Tons sold [1]	444,613	416,687	61,227	76,830	N/A	N/A

Net sales	$636,447	$750,214	$313,564	$426,443	$192,333	$228,852
Average selling price per ton	1,431	1,800	5,121	5,550	N/A	N/A
Cost of materials sold	501,508	638,346	260,313	305,431	132,687	171,876
Gross profit	134,939	111,868	53,251	121,012	59,646	56,976
Operating expenses	114,298	86,375	37,313	50,455	40,534	35,094
Operating income	20,641	25,493	15,938	70,557	19,112	21,882

Depreciation and amortization	7,323	5,372	2,007	2,013	3,309	2,508
LIFO income	-	-	-	-	(1,000)	-
Metal-Fab inventory fair market value adjustment	2,079	-	-	-	-	-
Gain on sale of Milan, IA warehouse	-	-	-	-	-	(2,083)
Adjusted EBITDA	30,043	30,865	17,945	72,570	21,421	22,307

[1] The Company does not report tons sold for McCullough Industries, EZ Dumper, or Metal-Fab in the Carbon Flat Products Segment, Shaw Stainless in the Specialty Metals Flat Products Segment or the Tubular and Pipe Products Segment.

Other Information (in thousands, except per-share and ratio data)

	As of June 30, 2023	As of December 31, 2022
Assets
Flat-products	$737,819	$631,607
Tubular and pipe products	274,562	258,412
Corporate	1,601	1,608
Total assets	$1,013,982	$891,627

Other information

	As of June 30, 2023	As of December 31, 2022
Shareholders' equity per share	$48.37	$46.36

Debt to equity ratio	0.44 to 1	0.32 to 1

	Six Months Ended June 30,
	2023	2022

Net cash from operating activities	$79,196	$47,687

Cash dividends per share	$0.25	$0.18

Contacts

Richard A. Manson
Chief Financial Officer
(216) 672-0522
ir@olysteel.com